UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): NOVEMBER 30, 2007

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, Lufkin Industries, Inc. entered into the Fourth Amendment to its credit agreement with JPMorgan Chase Bank, National Association. The Fourth Amendment extends the maturity date of the Credit Agreement to December 31, 2010, and the expiration date for each letter of credit issued under the Credit Agreement to December 31, 2012. The Fourth Amendment also increases the aggregate commitment amount to $40.0 million from $27.5 million. A copy of the Agreement and Fourth Amendment to the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Agreement and Fourth Amendment to Credit Agreement, dated as of November 30, 2007, between Lufkin Industries, Inc. and JPMorgan Chase Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By:	/s/ R. D. Leslie
Vice President/Treasurer/Chief Financial Officer/Principal Financial and Accounting Officer

Date: November 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Fourth Amendment to Credit Agreement, dated as of November 30, 2007, between Lufkin Industries, Inc. and JPMorgan Chase Bank, National Association